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                                                                       EXHIBIT 5

                           Harney, Westwood & Riegels
                       Barristers, Solicitors, Notaries,
                          Patent and Trade Mark Agents
                               Craigmuir Chambers
                                  P.O. Box 71
                               Road Town, Tortola
                             British Virgin Islands



9 June 1997                                                   SCG/jnw/11-0715.01




Dransfield China Paper Corporation
c/o P. O. Box 71
Road Town, Tortola
British Virgin Islands

Re:      DRANSFIELD CHINA PAPER CORPORATION

Dear Sirs:

         We are British Virgin Islands counsel to Dransfield China Paper Corporation, a company incorporated in the British Virgin Islands. We have reviewed the Amendment on Form F-1 to Form S-4 Registration Statement and are of the opinion that the securities being registered for resale by the Selling Securityholders have been legally issued, are fully paid, and are non-assessable, and that the securities being registered for sale by the registrant, when issued, will be legally issued, fully paid and non-assessable.

Yours faithfully,


/s/ Harney, Westwood & Riegels

HARNEY, WESTWOOD & RIEGELS